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INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders
Century Communications Corp.

We consent to the incorporation by reference in Century Communications Corp.'s Registration Statement Nos. 333-24617 and 333-43863 on Form S-3 and Registration Statements Nos. 33-50769, 33-56375, 33-56383, 33-10947, 33-23718, 33-23690,
33-34388 and 333-51345 on Form S-8 of our report dated August 4, 1998, appearing in the Annual Report on Form 10-K for the year ended May 31, 1998.



Deloitte & Touche LLP

Stamford, Connecticut
August 27, 1998




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